Exhibit 23.1

                         Consent of Independent Auditors


We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Target Therapeutics, Inc. 1988 Stock Option Plan, as amended, and the Target Therapeutics, Inc. 1991 Director Option Plan, as amended, of our reports dated February 14, 1997, with respect to the consolidated financial statements of Boston Scientific Corporation incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 1996 and the related financial statement schedule included therein, filed with the Securities and Exchange Commission.


                                                               Ernst & Young LLP
Boston, Massachusetts
April 9, 1997